UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 27, 2013, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) announced that the independent Data Monitoring Committee (“DMC”) for its Light Study, a long-term research study of Contrave® (naltrexone SR/bupropion SR), has recently confirmed that sufficient major adverse cardiovascular events (“MACE”) are expected to occur within the next two months, enabling the interim analysis to be conducted by early December and the potential resubmission of the Contrave® New Drug Application (“NDA”) by year end.

Orexigen also reiterated its plan to submit a Marketing Authorization Application (“MAA”) for Contrave® to the European Medicines Agency (“EMA”) in advance of the Light Study interim analysis and to have cardiovascular outcomes data from the Light Study available for the Committee for Medicinal Products for Human Use Day 120 List of Questions.

* * *

Orexigen cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the potential for, and timing of, the interim analysis and submission of a Contrave NDA; the potential for, and timing of, the accrual and adjudication of MACE; the expected retention rate for patients in the Light Study; the probability of success of the Light Study; the possibility of resubmitting the Contrave NDA with the independent DMC report on the interim analysis and without the clinical study report for the interim analysis; the potential to accelerate the timing of the review of the Contrave NDA; the safety and effectiveness of Contrave; the potential for and timing of a submission of an MAA in the European Union; and the potential for approval of the Contrave MAA by the EMA. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this report due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the possibility that the FDA determines not to initiate review of the Contrave NDA until it has received the complete study report for the interim analysis; the SPA is not binding on the FDA if public health concerns unrecognized at the time the SPA agreement was entered into become evident, other new scientific concerns regarding product safety or efficacy arise, or if Orexigen fails to comply with the agreed upon trial protocol; Orexigen’s ability to conduct the Light Study and the progress and timing thereof, including risks associated with enrolling and retaining the appropriate patients in the Light Study; Orexigen’s ability to demonstrate in the Light Study that the risk of MACE in overweight and obese patients treated with Contrave does not adversely affect Contrave’s benefit-risk profile; the potential that earlier clinical trials may not be predictive of future results in the Light Study; the potential for the FDA to not approve Contrave even after the resubmission with the MACE data; the potential for the Light Study to cost more than what is projected; the potential for early termination of Orexigen’s North American collaboration agreement with Takeda Pharmaceutical Company Limited; the costs and time required to complete additional clinical, non-clinical or other requirements prior to any resubmission of the Contrave NDA; the therapeutic and commercial value of Contrave; Orexigen’s ability to maintain sufficient capital to fund our operations through potential approval of Contrave in 2014; Orexigen’s ability to enter into a collaborative partnership for Contrave outside North America on acceptable terms, if at all; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission March 14, 2013 and its other reports, which are available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: August 27, 2013	By: /s/ Joseph P. Hagan
Name: Joseph P. Hagan
Title: Chief Business Officer